Exhibit 23.2

LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.
___________________________________________   _________________
Harold P. Gewerter, Esq.

CONSENT OF LEGAL COUNSEL

We hereby consent to the incorporation of our opinion dated January 26, 2011 in this Registration Statement on Form S-1/A relating to the shares of Clean Wind Energy Tower, Inc.

/s/ Harold P. Gewerter

Harold P. Gewerter, Esq.
January 26, 2011